Exhibit 23.2


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our reports dated October 12, 1999 and to all references to our Firm included in this Registration Statement filed on Form S-8. Our report dated January 15, 1999 included in the Visual Networks, Inc. Annual Report on Form 10-K for the year ended December 31, 1998 is no longer appropriate since restated financial statements have been presented giving effect to a business combination accounted for as a pooling-of-interests.

                                      /s/ ARTHUR ANDERSEN LLP



Vienna, Virginia
November 19, 1999